Ashford Inc. (NYSE American: AINC) B. Riley FBR Investor Conference Company Presentation – May 2018

Ashford Inc. Safe Harbor Certainstatementsandassumptionsinthispresentationcontainorarebased upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words "will likely result," "may," "anticipate," "estimate," "should," "expect," "believe," "intend," or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford's control. These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction; the failure to satisfy conditions to completion of the transaction, including receipt of regulatory approvals and stockholder approval; changes in the business or operating prospects of Remington’s Project Management business; adverse litigation or regulatory developments; our success in implementing our business development plans of integrating Ashford's and Remington's Project Management business and realizing the expected benefits of the transaction; general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These andotherrisk factors are more fully discussed in Ashford's filings with the Securities and Exchange Commission (the "SEC"). The forward-looking statements included in this presentation are only made as of the date of this presentation. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise. EBITDA is defined as net income before interest, taxes, depreciation and amortization. EBITDA yield is defined as trailing twelve month EBITDA divided by the purchase price. A capitalization rate is determined by dividing the property's net operating income by thepurchaseprice. Net operating income is the property's funds from operations minus a capital expense reserve of either 4% or 5% of gross revenues. Hotel EBITDA flow-through is the change in Hotel EBITDA divided by the change in total revenues. EBITDA, FFO, AFFO, CAD and other terms are non-GAAP measures, reconciliations of which have been provided in prior earnings releases and filings with the SEC. In connection with the transaction, Ashford will file with the Securities and Exchange Commission a registration statement on Form S-4 containing a proxy/prospectus. Additionally, Ashford files annual, quarterly and current reports, proxy and information statements and other information with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS OF ASHFORD ARE URGEDTOREADTHESEMATERIALS(INCLUDINGANYAMENDMENTSOR SUPPLEMENTS THERETO AND DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT ASHFORD WILL FILE WITH THE SECURITIES AND EXCHANGE COMMISSION WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ASHFORD AND THE TRANSACTION. The proxy/prospectus and other relevant materials in connection with the transaction (when they become available), and any other documents filed by Ashford with the Securities and Exchange Commission, may be obtained free of charge at the Securities and Exchange Commission’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the Securities and Exchange Commission at the Ashford’s website, www.ashfordinc.com, under the “Investors” link, or by requesting them in writing or by telephone from us at 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254, Attn: Investor Relations or (972) 490-9600 Ashford, Remington and certain of their respective directors and officers may, under the rules of the SEC, be deemed to be "participants" in the solicitation of proxies from its stockholders that will occur in connection with the transaction. Information concerning the interests of the directors and officers of the Company who may be considered "participants" in the solicitation is or will be set forth in Ashford's Annual Report on Form 10-K filed with the SEC, as amended, and will be set forth in the proxy statement relating to the transaction when the proxy statement becomes available. Information concerning the directors and officers of Remington who may be considered “participants” in the solicitation will be set forth in the Form S-4. Copies of these documents can be obtained, without charge, at the SEC'swebsiteat www.sec.gov, by directing a request to Ashford at the address above, or at www.ashfordinc.com. B. Riley FBR Investor Conference Page 2 Company Presentation – May 2018

Ashford Inc. Company Overview Hotel asset management Growth-oriented strategy Long-term value creation High-potential, growth platform Ritz-Carlton – St. Thomas, V.I. A Singular Focus on Hotels(1) . The only publicly-traded asset manager focused solely on the hospitality industry . 40+ years as a hotel owner, operator, asset manager, and investor . Manage two publicly-traded lodging REITs with $7.4 billion in gross assets . Ashford Hospitality Trust (AHT) and Braemar Hotels & Resorts (BHR)(2) Marriott – Beverly Hills, CA Multiple Paths to Growth . Expand existing platforms accretively and accelerate returns for incentive fees . Start new investment platforms for additional base and incentive fees . Invest in or incubate strategic businesses that can achieve accelerated growth Bardessono – Napa Valley, CA Proven Performance . Best-in-class hotel operational track record . Long history of efficiently accessing debt and equity capital to fuel accretive growth . Outperform peers in total shareholder returns . Strong alignment of interest + high insider ownership across all Ashford platforms B. Riley FBR Investor Conference (1) Data as of 3/31/2018 Page 3 Company Presentation – May 2018 (2) Ashford Hospitality Prime (AHP) announced re-branding to Braemar Hotels & Resorts (BHR) on 4/23/2018

Ashford Inc. Expansive Footprint Large, public presence Robust infrastructure Geographic, asset diversity Institutional-quality portfolio The Churchill – Washington D.C. Company and Portfolio Profile(1) . Headquarters in Dallas, TX with more than 100 corporate employees . Control one of the largest North American hotel portfolios . Geographic diversity in over 30 states, Washington D.C., and the U.S. Virgin Islands . From full-service and upper-upscale (AHT) to luxury and resort (BHR) hotels Approximately 30,000 rooms and 130+ hotels Sofitel – Chicago, IL Park Hyatt – Beaver Creek, CO Ashford Properties B. Riley FBR Investor Conference (1) Data as of 3/31/2018 Page 4 Company Presentation – May 2018

Ashford Inc.

Financial Snapshot

Earnings momentum | Strong balance sheet | Capital for investment | **Positioned to grow**

Stock Data[1]

- Ticker: AINC (NYSE American)
- Last Price: $89.72
- 52-Week High: $111.00
- 52-Week Low: $47.03
- Market Cap: $241 million
- Wall Street Coverage: B. Riley FBR (Bryan Maher) & Argus (Team)



AINC Stock Price (LHS)
Peer Price Index (RHS)
+68.1% TTM TSR(1)
+5.8% TTM TSR(1),(2)
115
95
75
55
35
165
145
125
105
85
M-17 J-17 J-17 A-17 S-17 O-17 N-17 D-17 J-18 F-18 M-18 A-18 M-18

Earnings Data[1]

Adj. net income ($ thousands)



16,500
16,000
15,500
15,000
14,500
14,943
16,225
+9% YoY
TTM 1Q17
TTM 1Q18

Adj. EBITDA ($ thousands)



9,000
8,000
7,000
6,000
5,000
15,713
17,745
+13% YoY
TTM 1Q17
TTM 1Q18

Balance Sheet Data[1]

Assets		($ thousands)
Cash and cash equivalents	$	34,910
Other assets		84,687
Total assets	$	119,597
Liabilities and Equity		
Corporate level debt	$	-
Other liabilities[3]		87,492
Total liabilities		87,492
Total equity		32,105
Total liabilities and equity	$	119,597

ASHFORD

B. Riley FBR Investor Conference
Company Presentation – May 2018

(1) Stock data as of 5/7/2018 (fully diluted), all other data as of 3/31/2018
(2) Average of AINC Peers: AAMC, ARES, FSAM, KW, LADR, OZM, PZN, RMR
(3) Includes subsidiary debt and redeemable noncontrolling interests

Page 5

Ashford Inc. Corporate Structure Clear and aligned strategy Fee-based advisory services High-growth investments Diverse return streams Asset Manager and Advisor 1. Asset management 2. Strategic investments, and advisory services direct ownership INC. Base, incentive, and Accelerated revenue and other fees earnings growth REITs: Hotel Owners Hotel-Related Products + Services Key hotel products + services $5.7B Gross Assets(1) REMINGTON Project Management Fees for products + services $1.7B Gross BRAEMAR (1) HOTELS & RESORTS Assets B. Riley FBR Investor Conference (1) Data as of 3/31/2018 Page 6 Company Presentation – May 2018

Ashford Inc. Attractive Value Valuable, long-term contracts Stable, robust revenues Protective, intrinsic value Discount to peers is opportunity Key Elements of Advisory Agreements Long-term advisory agreements lock in stable, recurring revenue stream from managed REIT platforms 10-year term with 5-year (AHT) and 10-year (BHR) renewals 70 bps base advisory fees on total market capitalization Base fees cannot decrease more than 10% YoY Additional incentive fees based on total shareholder return outperformance Cannot be terminated without substantial payment to AINC B. Riley FBR Investor Conference Page 7 Company Presentation – May 2018

Ashford Inc. Acquisition Overview Transformative acquisition Attractive terms Favorable valuation Executing on growth strategy Deal Terms Convertible Preferred Structure . AINC to acquire 100% of Remington’s project . Convertible at any time at $140.00 per share management business for $203 million . . AINC to issue $203 million of convertible Strike price is a 56% premium to current share (1) preferred stock to sellers price . Represents ~35% as-converted ownership . Attractive pay rate: . Sellers limited to 25% voting cap for 5 years Year 1: 5.50% / Year 2: 6.00% / After: 6.50% . Voting rights on an as-converted basis . Non-call seven years Valuation (in millions) Ashford Convertible Preferred Stock $ 203.0 2017 Project Management Revenue $ 29.0 2017 Project Management EBITDA Margin 56.2% 2017 Project Management EBITDA $ 16.3 Trailing 2017 EBITDA Multiple 12.5x Selected Comparable Transactions - Average EBITDA Multiple(2) 13.2x Selected Comparable Transactions - Median EBITDA Multiple (2) 12.8x B. Riley FBR Investor Conference (1) Based on closing stock price of Ashford as of 5/7/2018 of $89.72 Page 8 Company Presentation – May 2018 (2) Selected comparable transactions listed at the end of this presentation in Appendix 2

Ashford Inc. Project Management Business Experienced team Array of services provided Across nearly all brands Executing on growth strategy Project Management Overview . Provides comprehensive in-house project management services including: Oversight, coordination, planning and execution of ground-up development, renovation, conversion, and other major capital expenditure projects for hotels . Decades of experience in project management, purchasing, and design . Managed over $1.7 billion of development, renovations, and other major capital projects . Approximately 85 employees will be joining Ashford following the acquisition Services Provided Brand Experience Brand Architectural Interior Construction Negotiations Oversight Design Management & Approvals Project Lender Accounting Management Reporting FF&E FF&E FF&E FF&E Freight Installation & Purchasing Warehousing Management Supervision B. Riley FBR Investor Conference Page 9 Company Presentation – May 2018

Ashford Inc. Acquisition Strategic Benefits High-margin fee business Expands service capabilities Adds increased scale Executing on growth strategy Benefit Comments Adds high margin, fee-for-service . Performs all project management business for Ashford Hospitality business Trust and Braemar Hotels & Resorts . Attractive long-term agreements . Current EBITDA margins of 55%+(1) . Best-in-class provider with over four decades of experience(2) Expands breadth of services and diversifies earnings stream . Diversifies Ashford’s earnings with a fee stream based on capital expenditure rather than market performance of the REITs Captures greater portion of fees . Allows Ashford to realize a greater portion of the third-party fees from existing portfolio generated by existing and future hotel assets Increases return on future key . Project management earnings provide additional investment capital money investments . Additional fee streams improve returns on capital invested Facilitates potential entry into . Public ownership structure will provide management with additional third-party project management flexibility to pursue outside growth opportunities business B. Riley FBR Investor Conference (1) 56.2% from Remington’s 2017 audited financials Page 10 Company Presentation – May 2018 (2) Including predecessor experience

Ashford Inc. Acquisition Financial Impact Highly accretive transaction Immediate value to AINC Benefits to shareholders Executing on growth strategy Earnings Accretion (1) Ashford 2017 Adjusted Net Income Per Share to Common $ 6.74 Project Management Acquisition (in thousands, except per share amounts) Project Management 2017 Adjusted EBITDA (2) $ 16,277 Less: Assumed taxes at 24.9% (3) (4,053) Project Management Adjusted Net Income 12,224 Less: Preferred Dividends (4) (11,165) Project Management Adjusted Net Income to Common $ 1,059 Ashford 2017 Weighted Average Diluted Shares (1) 2,381 Project Management Adjusted Net Income Per Share to Common $ 0.44 Pro Forma Combined Adjusted Net Income Per Share to Common $ 7.18 Accretion - $ Per Share $ 0.44 Accretion % 6.6% Project Management Acquisition (As-Converted) (in thousands, except per share amounts) Project Management 2017 Adjusted Net Income to Common $ 12,224 Weighted Average Diluted Shares (As-Converted) 3,831 Ashford 2017 Adjusted Net Income Per Share to Common (As-Converted) (5) $ 4.19 Project Management 2017 Adjusted Net Income Per Share to Common (As-Converted)$ 3.19 Pro Forma Combined 2017 Adjusted Net Income Per Share to Common (As-Converted)$ 7.38 Accretion - $ Per Share $ 0.64 Accretion % 9.5% (1) As reported in Ashford’s earnings release dated March 1, 2018 (2) From Remington’s audited 2017 financials - GAAP reconciliation included in appendix (3) Projected combined tax rate, reflective of the Tax Cuts and Jobs Act of 2017 (4) $203 million value multiplied by initial dividend rate of 5.50% (5) Assumes reported 2017 Adjusted Net Income of $16.044 million with a 60.9% increase in weighted average diluted shares B. Riley FBR Investor Conference Page 11 Company Presentation – May 2018

Ashford Inc.
Asset Growth and Safety
Track record of growth | Disciplined, long-term focus | Proactive risk management | Consistent, responsible growth

Opportunistically Expand Asset Base

- +26% CAGR since 2003 AHT IPO[(1)]
- Spun-out luxury segment in 2013 to spur growth
- Potential for select-service hotel & other platforms
- Focused on creating long-term shareholder value for all platforms

Systematically Preserve Asset Base

- Actively manage downside risk
- Interest rate derivatives produced $234M of income between 2008-2013
- Managed REITs hold $373M of cash and cash equivalents[(3)]

$7.4 Billion of AINC Managed Assets[(1)]


(in $ thousands)
8,000
6,000
4,000
2,000
0
250
200
150
100
50
BHR Gross Assets
AHT Gross Assets
S&P 500 (RHS-Normalized)
$2.4B CNL Acquisition
Active risk management mitigated loss of AUM during financial crisis
S&P 500 declined 48% during financial crisis(2)
$1.7B Highland Acquisition
Assets +26% CAGR Since IPO
Dec-03
Dec-04
Dec-05
Dec-06
Dec-07
Dec-08
Dec-09
Dec-10
Dec-11
Dec-12
Dec-13
Dec-14
Dec-15
Dec-16
Dec-17

ASHFORD
B. Riley FBR Investor Conference
Company Presentation – May 2018

(1) Data as of 12/31/2017
(2) Based on SPX Index quarterly price level change between 2007 and 2009
(3) Data as of 3/31/2018

Page 12

Ashford Inc. Key Money Initiative Accelerate REIT growth Acquire assets at discount AUM growth drives fees Mutually beneficial growth Key Money Diagram Benefits to AINC Key Money reduces REIT effective purchase price . Key money acquisitions deliver high-margin fee growth Key Money . Small amounts of capital can drive AUM growth . Increased AUM generates base advisory fees . REIT Equity Accretive acquisitions should drive incentive fees REIT Equity . Incremental fees from new project management (less equity required) acquisition as well as other products and services further augment growth Benefits to REITs . Effective purchase price decreases with key Property Property money investment from AINC Level Level . Debt Debt Reduced equity investment enhances returns . Key money facilitates acquisitions that may otherwise be uneconomic . Further alignment of interest with manager benefits shareholders Traditional Acquisition Key Money Acquisition B. Riley FBR Investor Conference Page 13 Company Presentation – May 2018

Ashford Inc. Operational Excellence Hotel operating expertise Affiliated manager Top tier asset management Best-in-class EBITDA & RevPAR Value Creation Through Active Management . AINC and REITs alignment drives performance . Accretive EBITDA margins and flow-throughs . Affiliated property management delivers results . Strong RevPAR gains relative to peers Hotel EBITDA Flow-Through Hotel EBITDA Margin Growth (bps) 3-Year Averages (2015, 2016, and 2017)(1),(2) Hotel EBITDA Change YoY Hotel RevPAR Growth YoY (1) B. Riley FBR Investor Conference Based on reported financial results for AHT and BHR; EBITDA and other terms are non-GAAP measures, reconciliations of which have been provided in prior earnings releases and SEC filings Page 14 Company Presentation – May 2018 (2) REIT Peers: APLE, CHSP, CLDT, DRH, FCH, HST, HT, INN, LHO, PEB, PK, RHP, RLJ, SHO, XHR

Ashford Inc. Proven Shareholder Returns Attractive long-term returns Outperform peers Aligned with shareholders Performance in multiple cycles Total Shareholder Returns . Consistently and significantly outperformed peers over the long-term . Strong alignment between insiders and shareholders is a major factor in delivering shareholder returns Since 2003 IPO 10-Year TSR Performance Over Multiple Time Periods 2-Year 1-Year (1) B. Riley FBR Investor Conference Bloomberg data as of 5/7/2018 (2) AHT Peers: CHSP, CLDT, DRH, FCH, HST, HT, INN, LHO, RLJ, SHO Page 15 Company Presentation – May 2018 (3) AINC Peers: AAMC, ARES, FSAM, KW, LADR, OZM, PZN, RMR

Ashford Inc. Strong Alignment of Interests Strategy of alignment High insider ownership Align w/ managed platforms Produce shareholder returns High Insider Ownership(1),(2) . Ashford insiders’ and managed REITs’ high ownership percentage of AINC demonstrates a commitment to fully align themselves with shareholders . One of the most highly aligned management teams in the peer group . AINC insider ownership is more than 4x the peer average High insider ownership is one of the keys to Ashford’s strong long-term performance Percentage of shares owned by insiders Braemar Hotels & Resorts (BHR) Ownership 9.3% Ashford Hospitality Trust (AHT) Ownership 28.5% Peer Average 12.2% B. Riley FBR Investor Conference (1) Bloomberg data as of 5/2/2018 Page 16 Company Presentation – May 2018 (2) Includes direct interests, indirect interests, and related party interests

Ashford Inc.

Executive Leadership

Long time industry experts | Decades of cooperation | Experience in market cycles | **Proven track record of success**



Monty Bennett – Chairman and CEO

- 28 years of hospitality experience
- 28 years with Ashford and predecessor
- Chairman of the Board at Ashford Inc.
- Cornell School of Hotel Administration, BS
- Cornell S.C. Johnson School, MBA



Deric Eubanks, CFA – CFO

- 17 years of hospitality experience
- 14 years with Ashford
- 3 years with ClubCorp
- Southern Methodist University, BBA



Rob Hays – Co-President and CSO

- 12 years of hospitality experience
- 12 years with Ashford
- 3 years M&A at Dresser Inc. and Merrill Lynch
- Princeton University, AB



Jeremy Welter – Co-President and COO

- 11 years of hospitality experience
- 11 years with Ashford
- 5 years with Stephens Investment Bank
- Oklahoma State University, BS



Douglas Kessler – Sr. Managing Director

- 33 years real estate and hospitality experience
- 15 years with Ashford and predecessor
- 10 years at Goldman Sachs Whitehall Funds
- Stanford University, BA and MBA



Mark Nunneley, CPA – CAO

- 32 years of hospitality experience
- 32 years with Ashford and predecessor
- Pepperdine University, BS
- University of Houston, MS

ASHFORD
B. Riley FBR Investor Conference
Company Presentation – May 2018
Page 17

Ashford Inc. (NYSE American: AINC) 14185 Dallas Parkway, Suite 1100 ● Dallas, TX 75254 P: 972-490-9600 ● www.ashfordinc.com B. Riley FBR Investor Conference Company Presentation – May 2018

APPENDIX 1: Strategic Investments B. Riley FBR Investor Conference Company Presentation – May 2018

Ashford Inc. Strategic Investments Overview Actively deploying capital Deep pipeline of opportunity Ability to accelerate growth Growing & diverse fee streams Invested and Acquired Companies Incubated Companies REMINGTON Project Management Lismore ACCELERATOR: Invest in or incubate strategic businesses that can achieve accelerated growth through doing business with our Capital existing platforms and by leveraging our industry knowledge Benefit to REITs ASHFORD REITS: The “accelerator” companies in turn provide the Ashford managed REITs with better service, more control, and higher profitability than the comparable market companies . Better Service . More Control BRAEMAR HOTELS & RESORTS . Higher Profitability B. Riley FBR Investor Conference Page 20 Company Presentation – May 2018

Ashford Inc. Accelerator Program High growth investments Quality assets & businesses Ability to accelerate returns Sustained growth strategy 1. Buy Great Companies 2. Accelerate Their Growth 3. Generate Exceptional Returns Experienced team can source a variety Integration with the Ashford portfolio Grow and scale acquired companies of high-growth opportunities immediately boosts company’s sales into impactful industry players Target Target Target Company Company Company INVEST ACCELERATE SCALE . Identify great businesses with . Integrate into the existing . Leverage Ashford resources to exceptional future potential Ashford portfolio significantly scale business . Focused on products, services, . Expected to deliver material . Utilize management’s deep and technology that cater to increase to top & bottom lines industry and capital markets the lodging industry knowledge and relationships . Improve operational efficiency . Best-in-class companies led by . Achieve further economies of . Provide institutional best-in-class management scale and market penetration infrastructure B. Riley FBR Investor Conference Page 21 Company Presentation – May 2018

Ashford Inc. J&S Audio Visual Highly regarded enterprise Led by established leaders Diverse book of business Mutually beneficial growth J&S Audio Visual Leading Provider of Audio Visual Services . Operates throughout the U.S., Mexico, and the Dominican Republic . Contracts in place with 67 hotels and convention centers . 2,500 annual events, 650 clients, and 500 venue locations . Footprint in the United States and Canada Accretive earnings flow to AINC Synergistic Relationship . Ashford acquired an 85% controlling interest in J&S is one of the largest independent J&S Audio Visual providers of audio visual and events services, including: . Transaction closed in Q4 2017 ● Hospitality Services ● Show and Event Services ● Creative Services . Increased revenues by $5.7M (21% YoY) and Adj. ● Design and Integration EBITDA by $1.6M (60% YoY)(1) B. Riley FBR Investor Conference (1) Data as of 3/31/2018 Page 22 Company Presentation – May 2018

Ashford Inc. | OpenKey

Incubate hotel mobile tech → Disruptive business model → "First-mover" advantage → **Extraordinary growth potential**


openkey
Tap Your Phone Against Lock
To Open Door

Consumer-Friendly Mobile App

- Provides guests with hotel room keys prior to arrival
- Allows guests to go directly to their hotel room by **skipping the front desk** check-in
- Notifies hotel management of guests' arrival when room door is unlocked

→ → **Accretive earnings flow to AINC**

Unprecedented Industry Growth

- OpenKey is the global market leader in universal mobile keyless entry in hotels
- **1,176% YoY revenue growth** in Q1 2018[(1)]
- Expansion with OpenKey China and contracts now in place with **15 hotel brands**
- Currently serving hotels in **14 countries** across four continents

ASHFORD
B. Riley FBR Investor Conference
Company Presentation – May 2018

(1) Data as of 3/31/2018

Page 23

Ashford Inc. PURE Rooms Respond to market demand Higher premiums for PURE Proven tech and strategy Immediate high impact PURE Room Solutions . Leading provider of hypo-allergenic rooms to the hospitality industry . Patented process eliminates 98-100% of viruses, KEY COMPONENTS bacteria, and other irritants Disinfect Air Handling Unit . Serving 2,600 rooms in 174 hotels(1) . Footprint in the United States and Canada TM PURE Clean Accretive earnings flow to AINC Increasing Market Demand(2) High Ozone Shock Treatment . Allergic diseases, including asthma, are the 5th leading chronic disease . 1 in 4 people suffer from respiratory allergies and/or asthma PURE Air Purifier . Third most common chronic disease in children under 18 years old . More Americans than ever before have allergies B. Riley FBR Investor Conference (1) Data as of 3/31/2018 Page 24 Company Presentation – May 2018 (2) Asthma and Allergy Foundation of America and Allergy & Asthma Network

Ashford Inc.

Red Hospitality & Leisure

Watersports activities → Complementary business → Highly reviewed → **Expand into resort properties**


RESORT · ECO-TOURISM · DESTINATION SERVICES
RED
HOSPITALITY & LEISURE
Island Time

2016
CERTIFICATE of
EXCELLENCE
tripadvisor


Daydreamer

Deal Overview

- Acquired 80% controlling interest
- $1 million cash transaction
- Closed in Q1 2018
- Generated $256,000 revenue and $86,000 Adj. EBITDA in first quarter of ownership[1]

→ → **Accretive earnings flow to AINC**

Red Hospitality & Leisure

- Perfect complementary business for luxury and resorts strategy
- Leading provider of watersports activities and other travel transportation services
- Current market U.S. Virgin Islands, potential for large-scale expansion

[2] Data as of 3/31/2018

ASHFORD
B. Riley FBR Investor Conference
Company Presentation – May 2018
Page 25

APPENDIX 2: Additional Project Management Disclosures B. Riley FBR Investor Conference Company Presentation – May 2018

Ashford Inc. Comparable Transactions Project Management Selected Comparable Transactions Announce Close Transaction Implied EV / Buyer Target Date Date Value (MM) EBITDA Wyndham Worldwide Corp. Hotel franchise & management business of La Quinta Holdings 1/18/18 --$ 1,950 12.5x Choice Hotels International, Inc. WoodSpring Hotels Franchise Services LLC 12/18/17 2/1/18$ 231 13.3x Aramark Corporation Avendra 10/16/17 12/11/17$ 1,350 16.9x HNA Tourism Group Co., LTD Hilton Worldwide Holdings Inc. 10/24/16 3/31/17$ 6,497 13.0x GOV, HPT & SNH The RMR Group LLC 6/5/15 6/5/15$ 173 11.5x Northstar Asset Management Group, Inc. Island Hospitality Management, LLC 11/6/14 1/9/15$ 37 12.0x Range Median Average Project Management Transaction Value $37 million to $6,497 million $791 million $1,706 million $203 million EV/EBITDA 11.5x to 16.9x 12.8x 13.2x 12.5x (1) B. Riley FBR Investor Conference Source: S&P Capital IQ & Baird equity research (2) Selected by management for illustrative purposes only - not intended to represent all comparable Page 27 Company Presentation – May 2018 transactions or all possible methods for evaluating the transaction

Ashford Inc. GAAP Reconciliation Project Management GAAP Reconciliation(1) Reconciliation of Project Management Net Income to Adjusted EBITDA (in thousands) 2017 Net Income $ 16,216 Plus: Income Taxes 90 2017 EBITDA 16,306 Less: Other Income (29) 2017 Adjusted EBITDA $ 16,277 B. Riley FBR Investor Conference (1) All information in this table is based upon audited financial data for the year ended December 31, 2017 Page 28 Company Presentation – May 2018